PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com**
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E49284-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For	Against	Abstain
1. To approve an Agreement and Plan of Reorganization (the "Plan") between the Small Cap Value Opportunities Fund, a series of the Target Trust, and the Touchstone Small Cap Value Fund (the "Small Cap Value Fund"), a series of Touchstone Funds Group Trust, providing for (i) the transfer of all of the assets of the Small Cap Value Opportunities Fund to the Small Cap Value Fund in exchange solely for Class A, Class C, Class Y and Institutional Class shares of the Small Cap Value Fund and the assumption by the Small Cap Value Fund of all of the liabilities of the Small Cap Value Opportunities Fund; and (ii) the pro rata distribution by class of the Small Cap Value Fund's shares to the Small Cap Value Opportunities Fund's shareholders in complete liquidation and termination of the Small Cap Value Opportunities Fund (the "Reorganization").	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Properly executed proxies will be voted as specified. If no other specification is made, such shares will be voted "FOR" the proposal.

WE URGE YOU TO SIGN, DATE AND MAIL THIS PROXY PROMPTLY

Note: Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [Joint Owners] Date

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for
Touchstone Small Cap Value Opportunities Fund
Shareholders Meeting to Be Held on August 22, 2018.
The Proxy Statement/Prospectus for this meeting is available at:
[TBD]

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,
YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

E49285-TBD

PROXY

TOUCHSTONE STRATEGIC TRUST
TOUCHSTONE SMALL CAP VALUE OPPORTUNITIES FUND
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 22, 2018

THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TOUCHSTONE STRATEGIC TRUST. The undersigned shareholder(s) of Touchstone Small Cap Value Opportunities Fund, a series of Touchstone Strategic Trust, revoking previous proxies, hereby appoint(s) Terrie A. Wiedenheft and Timothy S. Stearns, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares of Touchstone Small Cap Value Opportunities Fund which the undersigned is/are entitled to vote, at the Special Meeting of Shareholders to be held on August 22, 2018, at [TBD] a.m., Eastern time, at the offices of Touchstone Strategic Trust, 303 Broadway, Suite 1100, Cincinnati, Ohio 42502, and at any adjournment or postponement thereof as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Receipt of the Notice of the Special Meeting and the accompanying Proxy Statement/Prospectus is hereby acknowledged. The shares of Touchstone Small Cap Value Opportunities Fund represented hereby will be voted as indicated or FOR the proposal if no choice is indicated.